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                                                   NEWS RELEASE
                                                   APRIL 3, 2000


Contact:  Tony W. Wolfe
          President and Chief Executive Officer

          Joseph F. Beaman, Jr.
          Executive Vice President and Chief Financial Officer

          828-464-5620, Fax 828-465-6780

For Immediate Release
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                  PEOPLES BANCORP ANNOUNCES 10% STOCK DIVIDEND
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     The Board of Directors of Peoples Bancorp of North Carolina, Inc. of
Newton, NC, authorized a 10% stock dividend at their regular meeting held March 30, 2000. President and Chief Executive Officer Tony W. Wolfe announced that the stock dividend would be payable April 24, 2000 to shareholders of record April 10.

     Peoples Bank, the wholly owned subsidiary of Peoples Bancorp of North Carolina, Inc., operates nine offices throughout Catawba County, one office in
Lincoln County and one office in Alexander County.   The Bank recently opened a
loan production office in downtown Lincolnton, NC and has received regulatory
approval to establish a full service branch in Lincolnton.   The Corporation's
common stock is publicly traded over the counter and is quoted on the Nasdaq National Market System under the symbol "PEBK." The stock is marketed locally by Scott and Stringfellow, Inc. and IJL/Wachovia. Peoples Bank represents the oldest financial institution headquartered in Catawba County and is observing its 88th year of service.
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